Exhibit 10.66

AMENDMENT TO THE

TRAVELPORT WORLDWIDE LIMITED 2013 EQUITY PLAN

WHEREAS, Travelport Worldwide Limited (the “Company”) maintains the Travelport Worldwide Limited 2013 Equity Plan (the “Plan”);

WHEREAS, pursuant to Section 8(a) of the Plan, the Board of Directors of the Company (the “Board”) may amend or modify the Plan, or any portion thereof, at any time;

WHEREAS, the Board desires to amend the Plan to provide for the issuance of performance share units; and

WHEREAS, the Board desires to amend the Plan such that any Shares (as defined in the Plan) that are withheld for taxes shall not be available for regrant under the Plan.

NOW, THEREFORE, pursuant to Section 8(a) of the Plan, the Plan is hereby amended as set forth herein:

FIRST: The last sentence of Section 9(c) shall be deleted in its entirety.

SECOND: The definition of “Award” shall be deleted in its entirety and replaced with the following:

“Award” shall mean, individually or collectively, a grant under this Plan of Shares, Restricted Share Units or Options, each as defined in the Award Agreement, which may, for the sake of clarity, be subject to time- and/or performance-vesting conditions.

THIRD: Except as specifically modified herein, the Plan shall continue in full force and effect in accordance with all of the terms and conditions thereof, and this Amendment has been ratified, approved and adopted by the Board as of September 5, 2014.